February 25, 1997

Mr. Richard A. Redeker,
President
Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-
4072

Dear Mr. Redeker:

This is to confirm that
the client-auditor
relationship between
Deloitte & Touche llp and
the following Prudential
Mutual Funds has been
terminated:

     The BlackRock
Government Income Trust
     Global Utility Fund,
Inc.
     Prudential
Allocation Fund
     Prudential
California Municipal Fund
     Prudential
Distressed Securities
Fund, Inc.
     Prudential
Diversified Bond Fund,
Inc.
     Prudential Dryden
Fund
     Prudential Equity
Income Fund
     Prudential Europe
Growth Fund, Inc.
     Prudential Global
Limited Maturity Fund,
Inc.
     Prudential
Institutional Liquidity
Portfolio, Inc.
     Prudential Jennison
Series Fund, Inc.
     Prudential MoneyMart
Assets, Inc.
     Prudential Multi-
Sector Fund, Inc.

     Prudential Municipal
Bond Fund
     Prudential Municipal
Series Fund
     Prudential Pacific
Growth Fund, Inc.
     Prudential Special
Money Market Fund, Inc.
     Prudential
Structured Maturity Fund,
Inc.
     Prudential World
Fund, Inc.
     The Global Total
Return Fund, Inc.
     The Target Portfolio
Trust

Yours very truly,

DELOITTE & TOUCHE LLP
New York, New York


cc:  Office of the Chief
Accountant
     SECPS Letter File
     Securities and
Exchange Commission
     Mail Stop 9-5
     450 5th Street, N.W.
     Washington, D.C.
20549